Exhibit 99.1

Xenetic Biosciences, Inc. Reports Full Year 2024 Financial Results

Encouraging preclinical data supporting the use of DNase-based technology to target NETosis and address difficult to treat cancers

Strategic focus on exploratory investigator-initiated clinical studies with institutional partners

Continued progress of DNase I development program towards IND and first-in-human study for treatment of pancreatic carcinoma

FRAMINGHAM, MA / ACCESSWIRE / March 19, 2025 / Xenetic Biosciences, Inc. (NASDAQ:XBIO) ("Xenetic" or the "Company"), a biopharmaceutical company focused on advancing innovative immuno-oncology technologies addressing difficult to treat cancers, today reported its financial results for the year ended December 31, 2024.

Recent Highlights

•	Extended its collaborations with the University of Virginia and Scripps Research through 2025;
•	Entered into a Clinical Trial Services Agreement with PeriNess Ltd. to manage investigator initiated exploratory studies of DNase I in combination with chemotherapy and immunotherapy platforms for the treatment of pancreatic carcinoma, colorectal cancer and other locally advanced or metastatic solid tumors; and
•	Continued pursuit of other strategic collaborations to advance the Company’s technology.

“Over the course of 2024, our team made notable advancements across multiple fronts. We continued to establish and present a growing body of preclinical data that supports the use of our DNase-based technology across several cancer indications. Additionally, we continued to engage institutional partners to drive our development strategies forward including investigator-initiated studies and partnering on various other efforts. Leveraging these relationships allows us to advance our technology toward the clinic while utilizing our resources efficiently and minimizing our internal investment. Looking ahead to 2025, we are executing on our initiatives as we progress toward an IND and Phase 1 clinical trial and look forward to an exciting year,” commented James Parslow, Interim Chief Executive Officer and Chief Financial Officer of Xenetic.

Xenetic continues to advance its DNase-based technology towards Phase 1 clinical development for the treatment of pancreatic carcinoma and other locally advanced or metastatic solid tumors. Preliminary preclinical studies evaluating the combinations of DNase I with chemotherapy and DNase I with immuno-therapies in colorectal cancer models as well as CAR-T therapy have been completed.

Summary of Financial Results for Fiscal Year 2024

Net loss for the year ended December 31, 2024 was approximately $4.0 million. Research and development expenses for the year ended December 31, 2024 decreased by approximately $0.2 million, or 5.9%, to $3.3 million from $3.5 million in the prior year period. This decrease was primarily due to decreased spending in connection with the Company’s DNase process development efforts. Royalty payments received from the Company’s sublicense with Takeda Pharmaceuticals Co. Ltd in the year ended December 31, 2024 were approximately $2.5 million, relatively flat with that of the year ended December 31, 2023. General and administrative expenses for the year ended December 31, 2024 were $3.4 million, decreasing by approximately $0.1 million, or 4.1%, compared to the prior year. The decrease was primarily due to a reduction in legal and accounting costs during the year ended December 31, 2024 compared to the prior year. These decreases were substantially offset by certain severance and benefits expensed in connection with a separation agreement entered into during the second quarter of 2024.

The Company ended the year with approximately $6.2 million of cash.

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About Xenetic Biosciences

Xenetic Biosciences, Inc. is a biopharmaceutical company focused on advancing innovative immuno-oncology technologies addressing difficult to treat cancers. The Company's DNase technology is designed to improve outcomes of existing treatments, including immunotherapies, by targeting neutrophil extracellular traps (NETs), which are involved in the progression of many human cancers. Xenetic is currently focused on advancing its systemic DNase program into the clinic as an adjunctive therapy for pancreatic carcinoma and other locally advanced or metastatic solid tumors.

For more information, please visit the Company's website at www.xeneticbio.com and connect on X, LinkedIn, and Facebook.

Forward-Looking Statements

This press release contains forward-looking statements that we intend to be subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical facts may constitute forward-looking statements within the meaning of the federal securities laws. These statements can be identified by words such as "expects," "plans," "projects," "will," "may," "anticipates," "believes," "should," "intends," "estimates," "remain," "focus", "confidence in", "potential", and other words of similar meaning, including, but not limited to, all statements regarding expectations for our DNase-base oncology platform, including statements regarding: executing on our initiatives as we progress toward an IND and Phase 1 clinical trial, our forward outlook for an exciting year, plans to advance our DNase-based oncology program towards Phase 1 clinical development for the treatment of pancreatic carcinoma and other locally advanced or metastatic solid tumors, our focus on advancing innovative immune-oncology technologies addressing difficult to treat cancers, the DNase technology improving outcomes of existing treatments, including immunotherapies, by targeting neutrophil extracellular traps (NETs), which are involved in the progression of many human cancers, and our focus on advancing our systemic DNase program into the clinic as an adjunctive therapy for pancreatic carcinoma and locally advanced or metastatic solid tumors. Any forward-looking statements contained herein are based on current expectations and are subject to a number of risks and uncertainties. Many factors could cause our actual activities, performance, achievements, or results to differ materially from the activities and results anticipated in forward-looking statements. Important factors that could cause actual activities, performance, achievements, or results to differ materially from such plans, estimates or expectations include, among others, (1) unexpected costs, charges or expenses resulting from our manufacturing and collaboration agreements; (2) unexpected costs, charges or expenses resulting from the licensing of the DNase platform; (3) uncertainty of the expected financial performance of the Company following the licensing of the DNase platform; (4) failure to realize the anticipated potential of the DNase or PolyXen technologies; (5) the ability of the Company to obtain funding and implement its business strategy; and (6) other risk factors as detailed from time to time in the Company's reports filed with the SEC, including its annual report on Form 10-K, periodic quarterly reports on Form 10-Q, current reports on Form 8-K and other documents filed with the SEC. The foregoing list of important factors is not exclusive. In addition, forward-looking statements may also be adversely affected by general market factors, general economic and business conditions, including potential adverse effects of public health issues and geopolitical events, such as the conflicts in the Ukraine and in the Middle East, on economic activity, competitive product development, product availability, federal and state regulations and legislation, the regulatory process for new product candidates and indications, manufacturing issues that may arise, patent positions, litigation, and shareholder activism, among other factors. The forward-looking statements contained in this press release speak only as of the date the statements were made, and the Company does not undertake any obligation to update forward-looking statements, except as required by law.

CONTACT:
JTC Team, LLC
Jenene Thomas
(908) 824-0775
xbio@jtcir.com

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